Exhibit 10.51
ELEVENTH AMENDMENT TO OFFICE LEASE
1099 18th Street, Denver, Colorado
For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant (as defined below) agree as of the Effective Date that:
1.Definitions. In this Eleventh Amendment, the following terms have the meaning given:
(a)Effective Date: November 9, 2007.
(b)Landlord: Cumberland Office Park, LLC, a Georgia limited liability company.
(c)Tenant: Anadarko Petroleum Corporation, a Delaware corporation.
(d)Lease: Agreement of Lease, dated July 30, 2002, between Denver-Stellar Associates Limited Partnership, a Delaware limited partnership ("DSA") and Western Gas Resources, Inc. ("Original Tenant") ("Original Lease"), as amended by:
(1)First Amendment to Lease, dated as of September 10, 2002, between DSA and Original Tenant ("First Amendment");
(2)Second Amendment to Lease, dated as of July 23, 2004, between DSA and Original Tenant ("Second Amendment");
(3)Third Amendment to Lease, dated as of November 1, 2004, between DSA and Original Tenant ("Third Amendment");
(4)Fourth Amendment to Lease, dated as of December 31, 2004, between DSA and Original Tenant ("Fourth Amendment");
(5)Fifth Amendment to Lease, dated as of April 20, 2005, between DSA and Original Tenant ("Fifth Amendment");
(6)Sixth Amendment to Lease, dated as of May 18, 2005, between DSA and Original Tenant ("Sixth Amendment");
(7)Seventh Amendment to Lease, dated as of June 15, 2005, between DSA and Original Tenant ("Seventh Amendment");
(8)Eighth Amendment to Lease, dated as of November 15, 2005 ("Eighth Amendment"), between Landlord, as successor-in-interest to DSA and Original Tenant;
(9)Ninth Amendment between Landlord and Tenant, successor in interest to Original Tenant, dated as of February 16, 2007 ("Ninth Amendment") adding the Expansion Space (as defined below);
(10)Tenth Amendment dated September 11, 2007, between Landlord and Tenant ("Tenth Amendment"); and
(11)This Eleventh Amendment between Landlord and Tenant.
(e)Existing Space: Existing Space is comprised of approximately 103,263 rentable square feet more particularly described in the Ninth Amendment and on the Premises Schedule attached as Schedule 1 to the Eleventh Amendment (the "Premises Schedule").
(f)Ninth Amendment Expansion Space: Expansion Space added pursuant to the Ninth Amendment is comprised of the floors or portions thereof more particularly described in the Ninth Amendment and on the Premises Schedule.

(g)Tenth Amendment Expansion Space: Additional space added to the Premises and more particularly described in the Tenth Amendment and on the Premises Schedule.
(h)Suites 400 : Approximately 16,506 rentable square feet being the entire fourth floor of the Building as shown on Exhibit B-1 to this Eleventh Amendment.
(i)Suite 600: Approximately 4,539 rentable square feet on the sixteenth floor of the Building as shown on Exhibit B-2 to this Eleventh Amendment.
(j)Building Address:    Granite Tower
1099 18th Street
Denver, CO 80202
(k)Extended Expiration Date: April 30, 2018.
(l)Scheduled Delivery Date of Suite 400: November 1, 2007, subject to the timely vacation of the existing tenant and subject to Exhibit C of the Ninth Amendment.
(m)Scheduled Delivery Date of Suite 600: December 1, 2007, subject to the timely vacation of the existing tenant and subject to Exhibit C of the Ninth Amendment.
(n)Delivery Date: The actual delivery date as determined pursuant to Exhibit C to the Ninth Amendment for the space defined in subparagraph (h) and (i) above. The Delivery Date for such space will be confirmed by a Delivery Date Certificate substantially in the form of Exhibit D attached to the Ninth Amendment.
(o)Capitalized Terms. Any capitalized term used in this Eleventh Amendment but not defined in this Eleventh Amendment has the meaning set forth for such term in the Ninth Amendment.
2.Controlling Lease Documents. Except as specifically set forth in paragraph 5 of the Ninth Amendment, as of the Effective Date, the term "Lease" shall mean the Original Lease, the Ninth and Tenth Amendments, and this Eleventh Amendment. The First through Eighth Amendments, inclusive, were terminated and replaced in their entirety by the Ninth Amendment.
3.Suite 400. As of the Effective Date, Landlord leases to Tenant and Tenant leases from Landlord Suite 400 in accordance with this Eleventh Amendment.
(a)Landlord will deliver Suite 400 to Tenant on or before the Scheduled Delivery Date in the condition required pursuant to a Exhibit C of the Ninth Amendment. Tenant acknowledges and agrees that the Scheduled Delivery Date for Suite 400 may be delayed if the existing tenant fails to timely vacate. Landlord shall use commercially reasonable efforts to cause the existing tenant to vacate Suite 400 on a timely basis. In the event the existing tenant fails to vacate as of the Scheduled Delivery Date, Landlord will credit the Tenant all rent received in excess of Base Rent and Additional Rent under such existing tenant's lease as a result of any holdover. The actual Delivery Date for Suite 400 will be determined pursuant to Exhibit C to the Ninth Amendment and confirmed as required herein. From and after the Delivery Date for Suite 400, all references in the Lease to the term "Premises" shall include Suite 400.
(b)The Base Rent for Suite 400 is set forth an Schedule 2 herein. Rent will commence for Suite 400 on the later of May l, 2008 or 90 days after the Actual Delivery Date for Suite 400.
(c)Tenant will have the opportunity to inspect Suite 400 after the existing tenant vacates the space and has removed any personal proper1y. Tenant agrees to accept Suite 400 in its current "as-is" condition subject to Landlord's obligation to provide the tenant finish allowance described in the next sentence. The tenant finish allowance for Suite 400 will be $40,00 per square foot
4.Suite 600. As of the Effective Date, Landlord lenses to Tenant and Tenant leases from Landlord Suite 600 in accordance with this Eleventh Amendment:

(a)Tenant acknowledges that Landlord will deliver Suite 600 to Tenant on or before the Scheduled Delivery Date in the condition required pursuant to Exhibit C of the Ninth Amendment. Tenant acknowledges and agrees that the Scheduled Delivery Date for Suite 600 may be delayed if the existing tenant fails to timely vacate. Landlord shall use commercially reasonable efforts to cause the existing tenant to vacate Suite 600 on a timely basis. In the event the existing tenant fails to vacate as of the Scheduled Delivery Date, Landlord will credit to Tenant all rent received in excess of Base Rent and Additional Rent under such existing tenant's lease as a result of any holdover. The actual Delivery Date for Suite 600 will be determined pursuant to Exhibit C to the Ninth Amendment and confirmed as required therein. From and after the Delivery Date of Suite 600, all references in the Lease to the term "Premises" shall include Suite 600.
(b)The Base Rent for Suite 600 is set forth on Schedule 2 hereto. Rent will commence for Suite 600 on the later of May 1, 2008 or ninety (90) days after the actual Delivery Date for Suite 600.
(c)Tenant will have the opportunity to inspect Suite 600 after the existing tenant vacates the space and has removed any personal property. Tenant agrees to accept Suite 600 in its current "as-is" condition subject to Landlord's obligation to provide the tenant finish allowance described in the next sentence. The tenant finish allowance for Suite 600 will be $12.36 per square foot.
(d)Tenant authorizes Landlord to deduct from the tenant finish allowance described above the sum of $10,000.00, to pay an early termination fee to the existing tenant of Suite 600, which deduction shall be taken after the existing tenant has vacated the space.
5.Tenant's Proportionate Share. In accordance with the Ninth Amendment Tenant's Proportionate Share of the Premises will be calculated in accordance with Section 4(a)(iv) of the Original Lease and amended as and when additional space is added to the Premises and Base Rent commences for such additional space.
6.Parking. In accordance with the Ninth Amendment from January 1, 2008, through the Term of the Lease, for all square footage in the Premises in excess of the Original Premises square footage (81,189 rentable square feet), Tenant will have the right, in accordance with Exhibit F to the Ninth Amendment, to lease 1.1 parking spaces in the Building Garage per 1,000 rentable square feet of the Premises in excess of the Original Premises square footage, of which 10% of such spaces may be reserved, at the rates set forth on such Exhibit F to the Ninth Amendment as adjusted from time to time.
7.Termination Options. The termination options set forth in paragraph 15 of the Ninth Amendment continue in full force and effect for the Premises as increased by this Eleventh Amendment.
8.Broker. Each of Landlord and Tenant represents and warrants to the other that neither bas dealt with any broker or agent in negotiating this Eleventh Amendment except Frederick Ross Company (Landlord's broker) and Cushman & Wakefield of Texas, Inc. (Tenant's broker) (collectively, the "Brokers"). Landlord will pay any commission owed to the Brokers pursuant to a separate agreement. Each of Landlord and Tenant ,will indemnify and bold the other harmless from all damages paid or incurred by the other resulting from any claims asserted against such party by brokers or agents claiming through the other party.
9.Reaffirmation of Lease Terms. Tenant and Landlord agree that the terms, covenants, and conditions of the Lease shall remain and continue in full force and effect as amended herein. Tenant confirms that Landlord is in compliance with the Lease provisions and that Tenant does not have any defenses, claims or offsets against Landlord as of the date hereof. As of the date hereof, Tenant waives and releases Landlord and its agents and employees, from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, known or unknown, arising out of or in connection with the Lease and/or the use or occupancy of the Premises prior to the date hereof. Except as specifically modified in this Eleventh Amendment the Lease remains in full force and effect. If there is any conflict between the terms and provisions of this Eleventh Amendment and the terms and provisions of the Lease as amended by the Ninth and Tenth Amendments, the terms and provisions of this Eleventh Amendment shall govern,
10.Authority. Each of Landlord and Tenant represents and warrants to the other that the person executing this Eleventh Amendment on behalf of such party is duly authorized to do so. As of the Effective Date, Tenant represents and warrants to Landlord that (a) there are no subleases, assignments, or other agreements between Tenant and any third party concerning or affecting the Lease or the Premises or any portion thereof; and (b) Tenant has not assigned, conveyed, pledged, or granted any interest in the Lease or any portion of the Premises to any person or entity.

11.Miscellaneous Provisions.
(a)Governing Law. The governing law of this Eleventh Amendment and all provisions hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.
(b)Complete Agreement. This Eleventh Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the matters described herein.
(c)Benefit. Subject to the limitations on Tenant's assignment and subleasing provided in the Lease, this Eleventh Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
(d)Amendment. This Eleventh Amendment may not be amended except in writing signed by the parties hereto.
(e)Headings. The paragraph headings of this Eleventh Amendment are for reference only and shall not be deemed to alter or affect the meaning of the terms hereof.
(f)Binding Effect. This Eleventh Amendment becomes effective only upon the execution and delivery by Landlord and Tenant.
(g)Time. Time is of the essence hereof.
(h)Survival. All covenants, agreements, representations and warranties as set forth in this Eleventh Amendment shall survive the termination of the Lease as amended herein.
(i)Counterparts. This Eleventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
(j)Exhibits. The following schedule and exhibits are attached to and incorporated in this Eleventh Amendment.

Schedule 1	Premises Schedule

Schedule 2	Monthly Base Rent

Exhibit B-1	Suite 400

Exhibit B-2	Suite 600
The undersigned have executed this Eleventh Amendment as of the Effective Date.

LANDLORD:	TENANT:

Cumberland Office Park, LLC, a Georgia limited liability company	Anadarko Petroleum Corporation, a Delaware corporation

By: GPI Tower, Ltd., a Texas corporation, its sole member	By: /s/ John A. Frere III Name: John A. Frere III Title: Manager, Real Estate & Facilities

By: SF Realty, Inc., a Texas corporation, its general partner

By: /s/ Stephanie T. Lawrence Name: Stephanie T. Lawrence Title: Vice President - Managing Director - Denver

SCHEDULE 1-Premises Schedule (11/1/2007)

Category	Floor(s)	Suite#	Square Footage	Base Year (after 1/1/08)	Tenant Allowance	Schedule Delivery Date	Actual Delivery Date	Rent Commencement Date (after 1/1/08)

Existing Space *
through 8th Amendment	9-12	All of Floors 9, 10, 11 and 12	81,189	2008	$32.00	N/A	N/A	5/1/2008
through 8th Amendment	16	1600	21,080	2008	$32.00	N/A	N/A	5/1/2008
through 8th Amendment	20	2030	994	2008	$32.00	N/A	N/A	5/1/2008
Total Existing Space:			103,263

Expansion Space
9th Amendment	6	650	16,089	2008	$40.00	N/A	2/16/2007	5/1/2008
9th Amendment	13	1300 (all)	20,740	2008	$40.00	N/A	9/1/2007	5/1/2008
9th Amendment	14	1400 (all)	20,740	2008	$40.00	N/A	9/1/2007	5/1/2008
9th Amendment	15	1500 (all)	20,740	2008	$40.00	N/A	9/1/2007	5/1/2008
9th Amendment	17	1700 (all)	19,688	2008	$40.00	N/A	6/1/2007	5/1/2008
9th Amendment	18	182011840	6,048	2008	$40.00	N/A	9/1/2007	5/1/2008
9th Amendment	18	Remaining 18th	14,090	2008	$40.00	8/1/2008	TBD	**
10th Amendment	5	550	3,075	2008	$40.00	12/1/2007	TBD	5/1/2008 (est)**
10th Amendment	5	570	2,928	2008	$40.00	11/1/2007	TBD	5/1/2008 (est)**
10th Amendment	6	Core Space	380	2008	$40.00	N/A	9/1/2007	5/1/2008
10th Amendment	22	2200 (all)	21,154	2008	$40.00	12/1/2007	TBD	5/1/2008 (est)**
11th Amendment	4	400 (all)	16,506	2008	$40.00	12/1/2007	TBD	5/1/2008 (est)**
11th Amendment	6	Remaining 6th	4,539	2008	$10.98	12/1/2007	TBD	5/1/2008 (est)**
Total Expansion Space:			166,717

*	Prior to January l, 2008, the Existing Space Base Rent and Bose Year are set forth in the Lease as amended through the 8th Amendment.

*
Commencing January 1, 2008, Base Rent and Base Year are reset as set forth on this Schedule and Schedule 2. Rent commences ninety (90) days after the Delivery Date for such space, but in no event earlier than May 1, 2008.

Schedule 1

SCHEDULE 2

Granite Tower
Annual Base Rental Rate Commencing 1/1/2008*
Period		Existing Space: 13-18 Floors: Total RSF:	103,263 102,046 205,309	4th Floor: 22nd Floor: Total RSF:	16,506 21,154 37,660	6th Floor: Suite 550: Suite 570: Total RSF	21,008 3,075 2,928 27,011	Total RSF: 269,980

From	To
01/01/08	04/30/08	abated		abated		abated		abated
05/01/08**	12/31/08	$374,860.02**		$83,950.42**		$53,459.27**		$512,269.70**
01/09/09	12/31/09	$379,308.38		$86,053.10		$54,787.31		$520,148.79
01/01/10	12/31/10	$383,927.83		$88,187.17		$56,160.37		$528,275.37
01/01/11	12/31/11	$437,650.35		$90,415.38		$57,578.45		$585,644.18
01/01/12	12/31/12	$448,600.17		$92,674.98		$59,019.04		$600,294.18
01/01/13	12/31/13	$459,721.07		$94,997.35		$60,482.13		$615,200.55
01/01/14	12/31/14	$471,355.25		$97,351.10		$61,990.25		$630,696.59
01/01/15	1:2/31/15	$482,989.42		$99,799.00		$63,543.38		$646,331.80
01/01/16	12/31/16	$495,136.87		$102,278.28		$65,141.53		$662,556.68
01/01/17	12/31/17	$507,455.41		$104,851.72		$66,762.19		$679,069.32
01/01/18	04/30/18	$520,116.13		$107,456.53		$68,427.87		$696,000.53

*	Prior to January 1, 2008, the Existing Space Base Rent and Base Year are set forth in the Lease as amended through the 8th Amendment.

**
Commencing January 1, 2008, Base Rent and Base Year are reset as set forth on Schedule 1. Rent commences ninety (90) days after the Delivery Date for such space, but in no event earlier than May 1, 2008. This Schedule is the actual product after the square footage multiplied by the applicable per square foot rental rates.

(Note: Rentable Square Feet, as set forth above, may not yet have been delivered (e.g. 14,090 square feet on ti1e 18th floor have a scheduled delivery date of August 1, 2008).

Schedule 2